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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K


                                 CURRENT REPORT,
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                    SEPTEMBER 15, 1998 (SEPTEMBER 14, 1998)



                         COMPREHENSIVE CARE CORPORATION
               (Exact Name of Registrant as Specified in Charter)



         DELAWARE                       0-5751                  95-2594724
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(State or Other Jurisdiction    (Commission File Number)     (I.R.S. Employer
      of Incorporation)                                     Identification No.)


      4200 WEST CYPRESS STREET
              SUITE 300
           TAMPA, FLORIDA                                      33607
(Address of Principal Executive Offices)                     (Zip Code)



        Registrant's telephone number, including area code: 813-876-5036




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ITEM 5. OTHER EVENTS.
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        On September 14, 1998, John A. McCarthy, Jr., a Class II Director,
resigned from the Board of Directors. Mr. McCarthy's resignation from the Board of Directors was for personal reasons and was not as a result of any disagreement or dispute with the Company. The Board has determined that, for the present time, it would not appoint a new Class II Director to fill the vacancy on the Board of Directors created by Mr. McCarthy's resignation. As of the date of this Report, the Board of Directors is comprised of two Class I directors, one Class II director and one class III director. Messrs. William H. Boucher, J. Marvin Feigenbaum, Chriss W. Street and A. Richard Pantuliano continue to serve as Directors of the Registrant.












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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                    COMPREHENSIVE CARE CORPORATION


                                    By:  /s/ Chriss W. Street
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                                         Chriss W. Street
                                         Chairman, President and Chief
                                         Executive Officer


Date: September 15, 1998








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